Exhibit 99.1

ArcLight Capital Partners Announces $75 Million Unit Purchase Program for American Midstream
BOSTON--(December 21, 2015)—Affiliates of ArcLight Capital Partners, LLC (“ArcLight”), which controls the general partner of American Midstream Partners, LP (NYSE: AMID) (the “Partnership”) today announced that ArcLight has approved a unit purchase program (the “Purchase Program”) whereby ArcLight may purchase up to $75 million of common units of the Partnership.
ArcLight’s unit purchases are expected to commence as early as December 22, 2015. ArcLight may purchase units under the Purchase Program in open market transactions, in privately negotiated transactions, or otherwise. The amount and timing of any ArcLight unit purchases may vary and will be determined based on market conditions, unit price and other factors. The Purchase Program does not require ArcLight to purchase a specific number of units. There can be no assurance that ArcLight will purchase any units under the Purchase Program, and the Purchase Program may be modified or suspended at any time without prior notice. ArcLight’s unit purchases, if any, made under the Purchase Program will not impact the total number of units outstanding.
“As the sponsor of the Partnership, we strongly believe the Partnership’s current unit price undervalues the assets of the Partnership. In light of this belief, as well as our confidence in the strength of these assets, the management team, and prospects for the future, ArcLight authorized an additional $75 million investment to be used for ArcLight to acquire common units of the Partnership,” commented Dan Revers, Managing Partner of ArcLight. “We are pleased to broaden our financial commitment to the Partnership through the Purchase Program.”
About ArcLight Capital Partners, LLC
ArcLight is one of the leading private equity firms focused on North American and Western European energy assets. Since its establishment in 2001, ArcLight has invested over $13.9 billion across multiple energy cycles in more than 90 investments. Headquartered in Boston, MA with an additional office in Luxembourg, the firm’s investment team brings extensive energy expertise, industry relationships, and specialized value creation capabilities to its portfolio. More information about ArcLight, as well as a complete list of ArcLight’s portfolio companies, can be found at http://arclightcapital.com.
About American Midstream Partners, LP
Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in Texas, North Dakota, and the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP, visit www.AmericanMidstream.com.
Forward-Looking Statements
This press release includes forward-looking statements. These statements relate to, among other things, the Purchase Program and the number of common units that may be purchased pursuant to the Purchase Program. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," "line-of-sight," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based

Exhibit 99.1

on these assumptions could be incorrect. The Partnership’s operations and future growth involve risks and uncertainties, many of which are outside the Partnership’s control, and any one of which, or a combination of which, could materially affect the Partnership’s results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors that are described in greater detail in the Partnership’s filings with the SEC. In addition, the Partnership faces risks associated with construction of growth projects, including cost overruns and delays resulting from numerous factors, as well as risks associated with the integration of acquired businesses, decreased liquidity, increased interest and other expenses, assumption of potential liabilities, diversion of management’s attention, and other risks associated with growth and acquisitions. Please see the Partnership’s Risk Factor disclosures included in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 10, 2015, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 9, 2015. All future written and oral forward-looking statements attributable to ArcLight or the Partnership or persons acting on its behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. Neither ArcLight nor the Partnership undertake any obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.
Source: ArcLight Capital Partners, LLC